CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Trustees and Shareholders
Putnam Funds Trust:

We consent to the use of our report dated March 9, 2001, incorporated in this Registration Statement by reference, to the Putnam International Core Fund, a series of Putnam Funds Trust, and to the references to our firm under the captions "Financial Highlights" in the prospectuses and "Independent Accountants and Financial Statements" in the Statement of Additional Information.

                                                        /s/ KPMG LLP
Boston, Massachusetts
May 24, 2001